UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X] Filed by a Party other than the Registrant [  ]

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[ ]	Preliminary Proxy Statement
[ ]	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-12

NanoVibronix, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NanoVibronix, Inc.

525 Executive Blvd

Elmsford, NY 10523

(914) 233-3004

SUPPLEMENT NO. 1 TO DEFINITIVE PROXY STATEMENT

FOR THE SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON MARCH 31, 2021

This Supplement No. 1 updates NanoVibronix, Inc.’s (the “Company”) definitive proxy statement, dated March 3, 2021 (the “Proxy Statement”), previously made available to our stockholders in connection with the Special Meeting of Stockholders of NanoVibronix, Inc. to be held at 10:00 a.m. Eastern time, on March 31, 2021, at www.virtualshareholdermeeting.com/NAOV2021SM (the “Special Meeting”). The Company is providing this Supplement No. 1 solely to correct a typographical error in the number of shares of common stock issued and outstanding as of the record date for the Special Meeting (the “Record Date”) appearing on page 3 of the Proxy Statement under the heading “What is the record date and what does it mean?” The corrected number of shares of common stock issued and outstanding as of the Record Date is provided below and replaces the original number of shares of common stock issued and outstanding as of the Record Date in the Proxy Statement. Other than such change, the Proxy Statement remains unchanged.

What is the record date and what does it mean?

The Record Date to determine the stockholders entitled to notice of and to vote at the Special Meeting is the close of business on February 23, 2021. The Record Date is established by the Board as required by Delaware law. On the Record Date, 24,109,635 shares of Common Stock were issued and outstanding. On the Record Date, 666,667 shares of Series C Preferred Stock were issued and outstanding and the holder of the Series C Preferred Stock is entitled to 666,667 votes on the proposals described in this proxy statement. On the Record Date, 875,000 shares of Series E Preferred Stock were issued and outstanding and the holder of the Series E Preferred Stock is entitled to 495,751 votes on the proposals described in this proxy statement. See “What are the voting rights of the stockholders?” below.

This Supplement No. 1 should be read in conjunction with the Company’s Proxy Statement filed with the Securities and Exchange Commission on March 3, 2021. To the extent that information in this Supplement No. 1 differs from or updates information contained in the Proxy Statement, the information in this Supplement No. 1 controls.

The date of this Supplement to the Proxy Statement is March 4, 2021.